Exhibit 10.1

EXETER FINANCE LLC

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of                , 2019

THE LIMITED LIABILITY COMPANY INTERESTS (THE “UNITS”) OF EXETER FINANCE LLC (THE “COMPANY”) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE, PROVINCE OR ANY OTHER APPLICABLE SECURITIES LAWS AND MAY ONLY BE SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH UNITS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR PROVINCE, AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (THE “LLC AGREEMENT”); AND (III) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE MANAGING MEMBER AND THE APPLICABLE OTHER MEMBER. THE UNITS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS, THIS LLC AGREEMENT AND ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BY THE MANAGING MEMBER AND THE APPLICABLE OTHER MEMBER. THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH UNITS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

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AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

EXETER FINANCE LLC

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Exeter Finance LLC, a Delaware limited liability company (the “Company”), is dated as of                , 2019 (the “Effective Date”) and is by and among Exeter Finance Corporation, a Delaware corporation (“IPO Corp”), as the Managing Member, and the other Members whose names are set forth in the books and records of the Company.

BACKGROUND

1. The Company was organized on April 30, 2017 as a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act, upon the conversion of its predecessor, Exeter Finance Corp., from a corporation organized under the laws of the State of Texas to a limited liability company organized under the laws of the State of Texas and its subsequent conversion to a limited liability company organized under the laws of the State of Delaware, by (i) filing a certificate of conversion and a certificate of formation in the office of the Secretary of State of the State of Delaware on April 30, 2017 (as it may be amended from time to time, the “Certificate”), and (ii) executing the Limited Liability Company Agreement of the Company, dated as of April 30, 2017 (the “Original Agreement”).

2. Pursuant to the IPO Reorganization Agreement, dated as of                ,2019 (the “IPO Reorganization Agreement”), prior to the completion of an initial public offering of shares of Class A Common Stock of IPO Corp, the Company and certain of its Affiliates will complete an internal reorganization as more fully set forth in the IPO Reorganization Agreement, pursuant to which, among other things, (i) all outstanding common units in the Company will be converted into Class B Units, (ii) all outstanding profits interest units in the Company will be converted into Class B Units, (iii) the Original Agreement will be amended and restated in the form of this Agreement and (iv) the Company will be continued without dissolution.

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used herein without definition have the following meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Act” means the Delaware Limited Liability Company Act, 6 Del. L. Section 18-101, et seq., as it may be amended or supplemented from time to time and any successor thereto.

“Adjusted Capital Account Balance” means, with respect to each Member, the balance in such Member’s Capital Account adjusted (i) by taking into account the adjustments, allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6); and (ii) by adding to such balance such Member’s share of Partner Minimum Gain and Partner Nonrecourse Debt Minimum Gain, determined pursuant to Treasury Regulations

Sections 1.704-2(g) and 1.704-2(i)(5), any amounts such Member is obligated to restore pursuant to any provision of this Agreement or by applicable Law. The foregoing definition of Adjusted Capital Account Balance is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Assignee” has the meaning set forth in Section 8.07 hereof.

“Available Cash” means, with respect to any fiscal period, the amount of cash on hand which the Managing Member, in its sole discretion, deems available for distribution to the Members, taking into account all debts, liabilities and obligations of the Company then due (or anticipated to be due) and amounts which the Managing Member, in its sole discretion, deems necessary to expend or retain for working capital or to place into reserves for customary and usual claims or obligations with respect to the Company’s operations.

“Award Agreement” means any award agreement or grant agreement between the Company and a Person to whom the Company (or a predecessor in interest thereto) has granted or issued Units (or awards that were converted into Units pursuant to the IPO Reorganization Agreement).

“Blackstone Members” means the entities listed on the signature pages hereto under the heading Blackstone Members and their respective successors and assigns.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capital Account” means the separate capital account maintained for each Member in accordance with Section 5.03 hereof.

“Capital Contribution” means, with respect to any Member, the aggregate amount of money contributed to the Company and the Carrying Value of any property (other than money), net of any liabilities assumed by the Company upon contribution or to which such property is subject, contributed to the Company pursuant to or as contemplated by Article V hereof.

“Capital Stock” means a share of any class or series of capital stock of IPO Corp now or hereafter authorized.

“Carrying Value” means, with respect to any Company asset, the asset’s adjusted basis for U.S. federal income tax purposes, except that the initial carrying value of assets contributed to the Company shall be their respective gross fair market values on the date of contribution as determined by the Managing Member in its sole discretion, and the Carrying Values of all Company assets shall be adjusted to equal their respective fair market values, in accordance with the rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, as of: (a) the date of the acquisition of any additional membership interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the date of the distribution of more than a de minimis amount of Company assets to a Member; (c) the date a Unit is relinquished to the Company; or (d) any other date specified in the Treasury Regulations; provided, however, that adjustments pursuant to clauses (a), (b), (c) and (d) above shall be made only if such adjustments are deemed necessary or appropriate by the Managing Member in its sole discretion to reflect the relative economic interests of the Members. The Carrying Value of any Company asset distributed to any Member shall be adjusted immediately before such distribution to equal its fair market value. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of “Profits” and “Losses” rather than the amount of depreciation determined for U.S. federal income tax purposes, and depreciation shall be calculated by reference to Carrying Value rather than tax basis once Carrying Value differs from tax basis.

“Cash Settlement Amount” means, as of a particular date, for each Class B Unit, the product of (a) (i) if the shares of Class A Common Stock trade on NYSE or another national securities exchange, the volume weighted average price of a share of Class A Common Stock for the three Trading Days ending one day prior to the date the Election of Exchange is delivered to IPO Corp and the Company; (ii) if the shares of Class A Common Stock trade over-the-counter, the average of the closing bid or sale prices of a share of Class A Common Stock over the three Trading Days ending one day prior to the date the Election of Exchange is delivered to IPO Corp and the Company; or (iii) otherwise, the fair value of a share of Class A Common Stock as determined in good faith by the Board of Directors of IPO Corp, in each case, multiplied by (b) the Exchange Rate.

“Cause” with respect to any particular Member has the meaning set forth in any effective Award Agreement, employment agreement or other written contract of engagement entered into between the Company and such Member, or if none, then “Cause” means: (A) the commission of an act of fraud or dishonesty by the Member in the course of the Member’s employment or service; (B) the indictment of, or conviction of, or entering of a plea of nolo contendere by, the Member for a crime constituting a felony or in respect of any act of fraud or dishonesty; (C) the commission of an act by the Member which would make the Member or the Company (including any of its Affiliates) subject to being enjoined, suspended, barred or otherwise disciplined for violation of federal or state securities laws, rules or regulations, including a statutory disqualification; (D) gross negligence or willful misconduct in connection with the Member’s performance of his or her duties in connection with the Member’s employment or service to the Company (including any Affiliate for whom the Member may be employed by or providing services to at the time) or the Member’s failure to comply with any of the restrictive covenants to which the Member is subject; (E) the Member’s willful failure to comply with any material policies or procedures of the Company as in effect from time to time, provided that the Member shall have been delivered a copy of such policies or notice that they have been posted on a Company website prior to such compliance failure; or (F) the Member’s failure to perform the material duties in connection with the Member’s position, unless the Member remedies the failure referenced in this clause (F) no later than ten (10) days following delivery to the Member of a written notice from the Company (including any of its Affiliates) describing such failure in reasonable detail (provided that the Member shall not be given more than one opportunity in the aggregate to remedy failures described in this clause (F)).

“Certificate” has the meaning set forth in the recitals of this Agreement.

“Class” means the classes of Units into which the membership interests in the Company may be classified or divided from time to time by the Managing Member in its sole discretion pursuant to the provisions of this Agreement. Subclasses or series within a Class shall not be separate Classes for purposes of this Agreement. For all purposes hereunder and under the Act, only such Classes expressly established under this Agreement, including by the Managing Member in accordance with this Agreement, shall be deemed to be a class of membership interests in the Company. For the avoidance of doubt, to the extent that the Managing Member holds membership interests of any Class, the Managing Member shall not be deemed to hold a separate Class, subclass or series of such interests from any other Member because it is the Managing Member.

“Class A Common Stock” means the Class A common stock, par value 0.0001 per share, of IPO Corp.

“Class A Unit” means a Unit of membership interest in the Company designated as a “Class A Unit” herein and having the rights pertaining thereto as are set forth in this Agreement.

“Class B Common Stock” means the Class B common stock, par value 0.0001 per share, of IPO Corp.

“Class B Unit” means a Unit of membership interest in the Company designated as a “Class B Unit” herein and having the rights pertaining thereto as are set forth in this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the Class A Common Stock and the Class B Common Stock.

“Common Units” means the Class A Units and the Class B Units.

“Company” has the meaning set forth in the preamble of this Agreement.

“Contingencies” has the meaning set forth in Section 9.03(a) hereof.

“Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) financing lease obligations of such Person that, in accordance with generally accepted accounting principles, are or should be capitalized.

“Dissolution Event” has the meaning set forth in Section 9.02 hereof.

“Election of Exchange” has the meaning set forth in Section 7.05(b) hereof.

“Encumbrance” means any mortgage, hypothecation, claim, lien, encumbrance, conditional sales or other title retention agreement, right of first refusal, preemptive right, pledge, option, charge, security interest or other similar interest, easement, judgment or imperfection of title of any nature whatsoever.

“Equivalent Units” means, with respect to any class or series of Capital Stock, corresponding Units with preferences, conversion and other rights (other than voting rights), restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption that are substantially the same as (or correspond to) the preferences, conversion and other rights, restrictions, limitations as to distributions, qualifications and terms and conditions or redemption of such class or series of Capital Stock as are appropriate to reflect, with respect to such Equivalent Units in relation to the Common Units and any other class or series of Units, the same relative rights and preferences as such class or series of Capital Stock enjoy in relation to the Common Stock and the other classes and series of Capital Stock, but not as to matters such as voting for members of the Board of Directors that are not applicable to the Company. For the avoidance of doubt, the voting rights, redemption rights and rights to Transfer Equivalent Units need not be similar to the rights of the corresponding class or series of Capital Stock.

“ERISA” means The Employee Retirement Income Security Act of 1974, as amended.

“Exchange” has the meaning set forth in Section 7.05(a) hereof. The term “Exchanged” shall have a correlative meaning.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Rate” means, at any time, the number of shares of Class A Common Stock for which a Class B Unit is entitled to be exchanged at such time in accordance with Section 7.05(a). On the date of this Agreement, the Exchange Rate is 1.0, subject to adjustment pursuant to Section 7.06 hereof.

“Fiscal Year” means the fiscal year of the Company, which shall be the calendar year unless otherwise determined by the Managing Member in its sole discretion in accordance with Section 11.12 hereof

“GAAP” means accounting principles generally accepted in the United States of America as in effect from time to time.

“Incapacity” means, with respect to any Person, the bankruptcy, dissolution, termination, entry of an order of incompetence, or the insanity, permanent disability or death of such Person.

“Indemnitee” means (a) the Managing Member, (b) any additional or substitute Managing Member, (c) any Person who is or was a Tax Matters Member, officer or director of the Managing Member or any additional or substitute Managing Member, (d) any officer or director of the Managing Member or any additional or substitute Managing Member who is or was serving at the request of the Managing Member or any additional or substitute Managing Member as an officer, director, employee, member, partner, Tax Matters Member, agent, fiduciary or trustee of another Person and any other Person required to be indemnified by the Managing Member pursuant to the certificate of incorporation or bylaws of the Managing Member as in effect from time to time; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, (e) any Officer or other Person the Managing Member in its sole discretion designates as an “Indemnitee” for purposes of this Agreement and (f) any heir, executor or administrator with respect to Persons named in clauses (a) through (e).

“IPO Corp” has the meaning set forth in the preamble of this Agreement.

“Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order issued or promulgated by any national, supranational, state, federal, provincial, local or municipal government or any administrative or regulatory body with authority therefrom with jurisdiction over the Company or any Member, as the case may be.

“Liquidation Agent” has the meaning set forth in Section 9.03 hereof.

“Managing Member” means IPO Corp, or any successor managing member admitted to the Company in accordance with the terms of this Agreement, in each case in its capacity as managing member of the Company.

“Member” means each of the Persons from time to time listed as a member (including the Managing Member) on the books and records of the Company, in each case for so long as he, she or it remains a member of the Company as provided hereunder, and, for purposes of Section 8.01, Section 8.02, Section 8.03, Section 8.04, Section 8.05 and Section 8.06 hereof, any Personal Planning Vehicle of such Member, in its capacity as a member of the Company.

“New Partnership Audit Procedures” shall mean Subchapter C of Chapter 63 of the Code, as modified by Section 1101 of the Bipartisan Budget Act of 2015, Pub. L. No. 114-74, any amended or successor version, Treasury Regulations promulgated thereunder, official interpretations thereof, related notices, or other related administrative guidance.

“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities that entitle the holder thereof to subscribe for or purchase, convert such securities into or exchange such securities for, Common Stock or Preferred Stock, excluding Preferred Stock and grants under any equity compensation plans of IPO Corp, or (ii) any Debt issued by the Company that provides any of the rights described in clause (i).

“Non-U.S. Investments” has the meaning set forth in Section 6.01(d) hereof.

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(1). The amount of Nonrecourse Deductions of the Company for a fiscal year equals the net increase, if any, in the amount of Partner Minimum Gain of the Company during that fiscal year, determined according to the provisions of Treasury Regulations Section 1.704-2(c).

“NYSE” means The New York Stock Exchange.

“Officer” means each Person designated as an officer of the Company by the Managing Member pursuant to and in accordance with the provisions of Section 3.04 hereof, subject to any resolutions of the Managing Member appointing such Person as an officer of the Company or relating to such appointment.

“Original Agreement” has the meaning set forth in the recitals of this Agreement.

“Partner Minimum Gain” has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Partner Nonrecourse Debt Minimum Gain” means an amount with respect to each partner nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) equal to the Partner Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in Treasury Regulations Section 1.752-1(a)(2)) determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Section 1.704-2(i)(2).

“Percentage Interest” means, with respect to each Member, as to any one or more classes or series of Units, a fraction, expressed as a percentage, the numerator of which is the aggregate number of Units of such one or more classes or series held by such Member and the denominator of which is the total number of Units of such one or more classes or series held by all Members. If not otherwise specified, “Percentage Interest” shall be deemed to refer to both the Class A Units and the Class B Units together. A Member’s Percentage Interest in Common Units means a fraction, expressed as a percentage, the numerator of which is the aggregate number of Class A Units and Class B Units held by such Member, and the denominator of which is the aggregate number of Class A Units and Class B Units held by all Members.

“Person” means any individual, estate, corporation, partnership, limited partnership, limited liability company, limited company, joint venture, trust, unincorporated or governmental organization or any agency or political subdivision thereof.

“Personal Planning Vehicle” means, in respect of any Person that is a natural person, any other Person that is not a natural person designated as a “Personal Planning Vehicle” of such natural person in the books and records of the Company.

“Preferred Stock” means a share of IPO Corp now or hereafter authorized, designated or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Common Stock.

“Primary Indemnification” has the meaning set forth in Section 10.02(a) hereof.

“Profits” and “Losses” means, for each Fiscal Year or other period, the taxable income or loss of the Company, or particular items thereof, determined in accordance with the accounting method used by the Company for U.S. federal income tax purposes with the following adjustments: (a) all items of income, gain, loss or deduction allocated pursuant to Section 5.05 hereof shall not be taken into account in computing such taxable income or loss; (b) any income of the Company that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss; (c) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any gain or loss resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (d) upon an adjustment to the Carrying Value (other than an adjustment in respect of depreciation) of any asset, pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (e) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, the amount of depreciation, amortization or cost recovery deductions with respect to such asset for purposes of determining Profits and Losses, if any, shall be an amount which bears the same ratio to such Carrying Value as the U.S. federal income tax depreciation, amortization or other cost recovery deductions bears to such adjusted tax basis (provided that if the U.S. federal income tax depreciation, amortization or other cost recovery deduction is zero, the Managing Member may use any reasonable method for purposes of determining depreciation, amortization or other cost recovery deductions in calculating Profits and Losses); and (f) except for items in clause (a) above, any expenditures of the Company not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be treated as deductible items.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Service Provider” means any Member (in his, her or its individual capacity) or other Person, who at the time in question, is employed by or providing services to the Managing Member, the Company or any of its subsidiaries.

“Similar Law” means any law or regulation that could cause the underlying assets of the Company to be treated as assets of the Member by virtue of its Units and thereby subject the Company and the Managing Member (or other persons responsible for the investment and operation of the Company’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.

“Tax Advances” has the meaning set forth in Section 5.07 hereof.

“Tax Amount” has the meaning set forth in Section 4.01(c) hereof.

“Tax Matters Member” has the meaning set forth in Section 5.08 hereof.

“Total Percentage Interest” means, with respect to any Member, the quotient obtained by dividing the total number of Units (vested and unvested) then owned by such Member by the total number of Units (vested and unvested) then owned by all Members.

“Trading Day” means a day on which shares of the Class A Common Stock (i) are not suspended from trading at the close of business on the NYSE or such other national securities exchange where the Class A Common Stock has been listed or admitted for trading or any successor to any such exchange and (ii) have traded at least once on the NYSE or such other national securities exchange where the Class A Common Stock has been listed or admitted for trading or any successor to any such exchange. If the Class A Common Stock is not listed or admitted for trading on the NYSE or another national securities exchange, or any successor to any of the foregoing, “Trading Day” means a Business Day.

“Transfer” or “Transferred” means, in respect of any Unit, property or other asset, any sale, assignment, transfer, distribution, exchange, mortgage, pledge, hypothecation or other disposition thereof, whether voluntarily or by operation of Law, directly or indirectly, in whole or in part, including, without limitation, the exchange of any Unit for any other security.

“Transferee” means any Person that is a permitted transferee of a Member’s interest in the Company, or part thereof.

“Treasury Regulations” means the income tax regulations, including temporary and proposed regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Units” means the Class A Units, the Class B Units, and any other Class of Units that is established in accordance with this Agreement, which shall constitute membership interests in the Company as provided in this Agreement and under the Act, entitling the holders thereof to the relative rights, title and interests in the profits, losses, deductions and credits of the Company at any particular time as set forth in this Agreement, and any and all other benefits to which a holder thereof may be entitled as a Member as provided in this Agreement, together with the obligations of such Member to comply with all terms and provisions of this Agreement.

“Unvested Units” means Units which are subject to vesting pursuant to the terms of an Award Agreement or which are otherwise listed as unvested Units in the books and records of the Company.

“U.S. Investments” has the meaning set forth in Section 6.01(d) hereof.

“Vested Percentage Interest” means, with respect to any Member, the quotient obtained by dividing the total number of Vested Units then owned by such Member by the total number of Vested Units then owned by all Members.

“Vested Units” means (a) those Units not listed as unvested Units in the books and records of the Company, as the same may be amended from time to time in accordance with this Agreement, or (b) those Units that are no longer subject to vesting pursuant to an Award Agreement.

ARTICLE II

FORMATION, TERM, PURPOSE AND POWERS

Section 2.01 Formation. The Company has been formed as a limited liability company pursuant to the provisions of the Act. If requested by the Managing Member, the other Members shall promptly execute all certificates and other documents consistent with the terms of this Agreement necessary for the Managing Member to accomplish all filing, recording, publishing and other acts as may be appropriate to comply with all requirements for (a) the formation and operation of a limited liability company under the laws of the State of Delaware, (b) if the Managing Member in its sole discretion deems it advisable, the operation of the Company as a limited liability company, or entity in which the other Members have limited liability, in all jurisdictions where the Company proposes to operate and (c) all other filings required to be made by the Company. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control. The execution, delivery and filing of the Certificate and each amendment thereto is hereby ratified, approved and confirmed by the Members.

Section 2.02 Name. The name of the Company shall be, and the business of the Company shall be conducted under, the name of “Exeter Finance LLC,” and all Company business shall be conducted in that name or in such other names that comply with applicable law as the Managing Member in its sole discretion may select from time to time. Subject to the Act, the Managing Member in its sole discretion may change the name of the Company (and amend this Agreement to reflect such change) at any time and from time to time without the consent of any other Person. Prompt notification of any such change shall be given to all Members.

Section 2.03 Term. The term of the Company commenced on April 30, 2017, and the term shall continue until the dissolution of the Company in accordance with Article IX. The existence of the Company shall continue until cancellation of the Certificate in the manner required by the Act.

Section 2.04 Offices. The Company may have offices at such places either within or outside the State of Delaware as the Managing Member from time to time may select in its sole discretion. As of the date hereof, the principal place of business and office of the Company is located at 222 West Las Colinas Boulevard., Suite 1800, Irving, Texas 75039.

Section 2.05 Agent for Service of Process; Existence and Good Standing; Foreign Qualification.

(a) The registered office of the Company in the State of Delaware shall be located at c/o Corporation Service Company, 2801 Centerville Road, Wilmington, Delaware 19808. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware shall be Corporation Service Company, 2801 Centerville Road, Wilmington, Delaware 19808.

(b) The Managing Member in its sole discretion may take all action which may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Delaware (and of each other jurisdiction in which such existence is necessary to enable the Company to conduct the business in which it is engaged) and (ii) for the maintenance, preservation and operation of the business of the Company in accordance with the provisions of this Agreement and applicable laws and regulations. The Managing Member in its sole discretion may file or cause to be filed for recordation in the proper office or offices in each other jurisdiction in which the Company is formed or qualified, such certificates (including certificates of formation and fictitious name certificates) and other documents as are required by the applicable statutes, rules or regulations of any such jurisdiction or as are required to reflect the identity of the Members. The Managing Member may cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Officers, with all requirements necessary to qualify the Company to do business in any jurisdiction other than the State of Delaware.

Section 2.06 Business Purpose. The Company was formed for the object and purpose of, and the nature and character of the business to be conducted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act.

Section 2.07 Powers of the Membership. Subject to the limitations set forth in this Agreement, the Company will possess and may exercise all of the powers and privileges granted to it by the Act including, without limitation, the ownership and operation of the assets and other property contributed to the Company by the Members, by any other Law or this Agreement, together with all powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the purpose of the Company set forth in Section 2.06 hereof. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by Law to a limited liability company organized under the laws of the State of Delaware.

Section 2.08 Members; Admission of New Members. Each of the Persons listed in the books and records of the Company, as the same may be amended from time to time in accordance with this Agreement, by virtue of its execution of this Agreement (including by use of a power of attorney), are admitted as, or continue as, Members of the Company. The rights, duties and liabilities of the Members shall be as provided in the Act, except as is otherwise expressly provided herein, and the Members consent to the variation of such rights, duties and liabilities as provided herein. Subject to Section 8.09 hereof with respect to substitute Members, a Person may be admitted from time to time as a new Member with the written consent of the Managing Member in its sole discretion. Each new Member shall execute and deliver to the Managing Member an appropriate supplement to this Agreement pursuant to which the new Member agrees to be bound by the terms and conditions of this Agreement, as it may be amended from time to time. A new Managing Member or substitute Managing Member may be admitted to the Company solely in accordance with Section 8.08 or Section 9.02(e) hereof.

Section 2.09 Withdrawal. No Member shall have the right to withdraw as a Member of the Company other than following the Transfer of all Units owned by such Member in accordance with Article VIII hereof.

Section 2.10 Investment Representations of Members. Each Member hereby represents, warrants and acknowledges to the Company that: (a) such Member has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and is making an informed investment decision with respect thereto; (b) such Member is acquiring interests in the Company for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof; and (c) the execution, delivery and performance of this Agreement have been duly authorized by such Member.

ARTICLE III

MANAGEMENT

Section 3.01 Managing Member.

(a) The business, property and affairs of the Company shall be managed under the sole, absolute and exclusive direction of the Managing Member, which may from time to time delegate authority to Officers or to others to act on behalf of the Company.

(b) Without limiting the foregoing provisions of this Section 3.01, the Managing Member shall have the general power to manage or cause the management of the Company (which may be delegated to Officers of the Company), including, without limitation, the following powers:

(i) to develop and prepare a business plan each year which will set forth the operating goals and plans for the Company;

(ii) to execute and deliver or to authorize the execution and delivery of contracts, deeds, leases, licenses, instruments of transfer and other documents on behalf of the Company;

(iii) to make any expenditures, to lend or borrow money, to assume or guarantee, or otherwise contract for, indebtedness and other liabilities, to issue evidences of indebtedness and to incur any other obligations;

(iv) to establish and enforce limits of authority and internal controls with respect to all personnel and functions;

(v) to engage attorneys, consultants and accountants for the Company;

(vi) to acquire or dispose of any businesses, properties or assets of the Company;

(vii) to cause the Company to enter into any new lines of business or new geographic area of operations, in each case, subject to obtaining all necessary licenses;

(viii) to develop or cause to be developed accounting procedures for the maintenance of the Company’s books of account; and

(ix) to do all such other acts as shall be authorized in this Agreement or by the Members in writing from time to time.

Section 3.02 Compensation. The Managing Member shall not be entitled to any compensation for services rendered to the Company in its capacity as Managing Member.

Section 3.03 Expenses. The Company shall pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals) incurred in pursuing and conducting, or otherwise related to, the activities of the Company and its subsidiaries. The Company shall also, in the sole discretion of the Managing Member, bear and/or reimburse the Managing Member for (i) any costs, fees or expenses incurred by the Managing Member in connection with serving as the Managing Member and (ii) all other expenses allocable to the Company or otherwise incurred by the Managing Member in connection with operating the business of the Company and its subsidiaries (including expenses allocated to the Managing Member by its Affiliates). To the extent that the Managing Member determines in its sole discretion that such expenses are related to the business and affairs of the Managing Member that are conducted through, on behalf of or for the benefit of the Company and/or its subsidiaries (including expenses that relate to the business and affairs of the Company and/or its subsidiaries and that also relate to other activities of the Managing Member), the Managing Member may cause the Company to pay or bear all expenses of the Managing Member, including, without limitation, compensation and meeting costs of any board of directors or similar body of the Managing Member, any salary, bonus, incentive compensation and other amounts paid to any Person including Affiliates of the Managing Member to perform services for the Company, litigation costs and damages arising from litigation, accounting and legal costs and franchise or other taxes; provided that the Company shall not pay or bear any income tax obligations of the Managing Member or any obligations of the Managing Member under the Tax Receivable Agreement among the Managing Member and the persons named therein, dated                ,2019. Reimbursements pursuant to this Section 3.03 shall be in addition to any reimbursement to the Managing Member as a result of indemnification pursuant to Section 10.02 hereof.

Section 3.04 Officers. Subject to the direction and oversight of the Managing Member, the day-to-day administration of the business of the Company may be carried out by persons who may be designated as officers by the Managing Member, with titles including but not limited to “assistant secretary,” “assistant treasurer,” “chairman,” “chief executive officer,” “chief financial officer,” “chief operating officer,” “chief risk officer,” “director,” “general counsel,” “general manager,” “managing director,” “president,” “principal accounting officer,” “secretary,” “senior chairman,” “senior managing director,” “treasurer,” “vice chairman” or “vice president,” and as and to the extent authorized by the Managing Member in its sole discretion. The officers of the Company shall have such titles and powers and perform such duties as shall be determined from time to time by the Managing Member and otherwise as shall customarily pertain to such offices. Any number of offices may be held by the same person. In its sole discretion, the Managing Member may choose not to fill any office for any period as it may deem advisable. All officers and other persons providing services to or for the benefit of the Company shall be subject to the supervision and direction of the Managing Member and may be removed, with or without cause, from such office by the Managing Member and the authority, duties or responsibilities of any employee, agent or officer of the Company may be suspended by the Managing Member from time to time, in each case in the sole discretion of the Managing Member. The Managing Member shall not cease to be a managing member of the Company as a result of the delegation of any duties hereunder. No officer of the Company, in his or her or its capacity as such, shall be considered a manager or managing member of the Company by agreement, as a result of the performance of his or her or its duties hereunder or otherwise.

Section 3.05 Authority of Members. No Member (other than the Managing Member), in its capacity as such, shall participate in or have any control over the business of the Company. Except as expressly provided herein, the Units do not confer any rights upon the Members to participate in the affairs of the Company described in this Agreement. Except as expressly provided herein, no Member (other than the Managing Member) shall have any right to vote on any matter involving the Company, including with respect to any merger, consolidation, combination or conversion of the Company, or any other matter that a Member might otherwise have the ability to vote on or consent with respect to under the Act, at law, in equity or otherwise. The conduct, control and management of the Company shall be vested exclusively in the Managing Member. In all matters relating to or arising out of the conduct of the operation of the Company, the decision of the Managing Member shall be the decision of the Company. Except as required or permitted by Law, or expressly provided in the ultimate sentence of this Section 3.05 or by separate agreement with the Company, no Member who is not also the Managing Member (and acting in such capacity) shall take any part in the management or control of the operation or business of the Company in its capacity as a Member, nor shall any Member who is not also a Managing Member (and acting in such capacity) have any right, authority or power to act for or on behalf of or bind the Company in his, her or its capacity as a Member in any respect or assume any obligation or responsibility of the Company or of any other Member. Notwithstanding the foregoing, the Company may from time to time appoint one or more Members as officers or employ one or more Members as employees, and such Members, in their capacity as officers or employees of the Company (and not, for clarity, in their capacity as Members of the Company), may take part in the control and management of the business of the Company to the extent such authority and power to act for or on behalf of the Company has been delegated to them by the Managing Member.

Section 3.06 Action by Written Consent or Ratification. Any action required or permitted to be taken by the Members pursuant to this Agreement shall be taken if all Members whose consent or ratification is so required provide a consent thereto or ratification thereof in writing.

ARTICLE IV

DISTRIBUTIONS

Section 4.01 Distributions.

(a) The Managing Member, in its sole discretion, may authorize distributions (each distribution pursuant to this Section 4.01(a), a “Profits Distribution”) by the Company to the Members of Distributable Amounts. The term “Distributable Amounts” means at any time determined by the Managing Member as may be permitted under the laws or regulatory requirements applicable to the Company, IPO Corporation and their Subsidiaries, any amounts designated by the Managing Member to the extent that the cash available to the Company is in excess of the reasonably anticipated needs of the business (including the reserves). Subject to the payment of the “catch-up” pursuant to Section 4.01(b) hereof, any Profits Distribution pursuant to this Section 4.01(a) shall be made pro rata to Members holding Vested Units (including Units that by their terms vest as a result of such Profits Distribution) in accordance with all such Members’ respective Vested Units (including Units that by their terms vest as a result of such Profits Distribution). Immediately prior to the making of any Profits Distribution, a tentative distribution schedule shall be prepared for the approval by the Managing Member (and no Profits Distribution shall be made without such approval), which schedule shall be prepared on a pro forma basis giving effect to (i)(x) the vesting of any Units as a result of such Profits Distribution and (y) the corresponding determination of whether and to what extent such Unit will participate in such Profits Distribution in accordance with its vesting terms and (ii) the payment of any “catch-up” payment pursuant to Section 4.01(b) hereof.

(b) If, from time to time, an Unvested Unit becomes a Vested Unit, on each subsequent distribution date, the amounts that would otherwise have been distributable to the Members in accordance with Section 4.01(a) shall instead first be distributed to the Members holding Vested Units which were outstanding Unvested Units on the date amounts were previously distributed, until the amount distributed in respect of each such Vested Unit equals the amounts that such Vested Unit would have received had it been a Vested Unit through all prior distribution dates during which such Vested Unit was an Unvested Unit, pro rata in accordance with all such Members’ respective Vested Units for which the “catch-up” distributions contemplated by this Section 4.01(b) are due; provided that this Section 4.01(b) shall not apply with respect to such Vested Units held directly or indirectly by any Person who is not a Service Provider on such subsequent distribution date. Any amounts remaining after all such “catch-up” distributions have been made shall be distributed in accordance with Section 4.01(a).

(c) Notwithstanding any distribution pursuant to Section 4.01(a), to the extent the Company has Available Cash, the Company shall make distributions, on a quarterly basis and no later than five (5) days before the dates specified in Section 6655(c)(2) of the Code, to each Member, pro rata (based on Total Percentage Interests), so that aggregate distributions to each Member pursuant to this Section 4.01(c) for each Fiscal Year, equal the federal, state and local income tax liability that would be payable in respect of the taxable income allocable to such Member (without regard to any taxable income allocable as a result of Code Section 704(c)) determined (A) solely by reference to such Member’s allocable share of the Company’s income, (B) as if such Member were an individual resident in New York, New York, (C) as if such Member were subject to federal, state and local income tax at the highest marginal rate then in effect, taking into account the character of such income and the deductibility of state and local taxes and (D) taking into account any prior year net cumulative taxable losses of the Company allocable to such Member to the extent such net cumulative taxable losses would be deductible against such Member’s share of the Company’s taxable income (assuming the items of loss and deduction comprising such net cumulative taxable losses are carried forward to the extent of any applicable law and not applied against any non-Company income); provided to the extent of Available Cash there will be an adjustment following each Fiscal Year (but no later than 90 days following the close of each Fiscal Year), and the Company will make pro rata distributions to each Member of any additional amounts as necessary to make the amounts previously distributed to a Member pursuant to Section 4.01(a) hereof in such Fiscal Year, Section 4.01(b) hereof on account of distributions made in such Fiscal Year under Section 4.01(a) hereof or this Section 4.01(c) with respect to such Fiscal Year sufficient for each Member to pay its federal, state and local income tax for such Fiscal Year, calculated in accordance with the principles set forth in this Section 4.01(c); provided, further, that the aggregate distributions pursuant to this Section 4.01(c) with respect to any taxable year shall be limited to the aggregate amount of federal, state and local income taxes that the Company would have paid if it were (1) a corporation for U.S. federal income tax purposes and (2) subject to U.S. federal income tax at a rate of 35% (and each Member’s tax liability shall correspondingly be so limited). Distributions pursuant to this provision shall be treated as an advance against distributions pursuant to Section 4.01(a), Section 4.01(b) and Section 9.03 hereof for all purposes, and, thus, shall reduce/offset subsequent distributions under Section 4.01(a), Section 4.01(b) and Section 9.03 hereof to the Members that participate in such distributions pursuant to this Section 4.01(c). For the avoidance of doubt, all distributions made pursuant to this Section 4.01(c) shall be made on a pro rata basis in accordance with Total Percentage Interests.

Section 4.02 Liquidation Distribution. Distributions made upon dissolution of the Company shall be made as provided in Section 9.03 hereof.

Section 4.03 Limitations on Distribution. Notwithstanding any provision to the contrary contained in this Agreement, the Managing Member shall not make a distribution to any Member if such distribution would violate the Act or other applicable Law.

ARTICLE V

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS;

TAX ALLOCATIONS; TAX MATTERS

Section 5.01 Initial Capital Contributions; Register. The Members have made, on or prior to the date hereof, Capital Contributions. The Managing Member shall cause to be maintained in the principal business office of the Company, or such other place as may be determined by the Managing Member, the books and records of the Company, which shall include, among other things, a register containing the name, address, and number of Units of each Member, and such other information as the Managing Member may deem necessary or desirable (the “Register”). The Managing Member shall from time to time update the Register as necessary to accurately reflect the information therein, including as a result of any sales, exchanges or other Transfers, or any redemptions, issuances or similar events involving Units. Any reference in this Agreement to the Register shall be deemed a reference to the Register as in effect from time to time. Subject to the terms of this Agreement, the Managing Member may take any action authorized hereunder in respect of the Register without any need to obtain the consent of any other Member. No action of any Member shall be required to amend or update the Register. Except as required by law, no Member shall be entitled to receive a copy of the information set forth in the Register relating to any Member other than itself.

Section 5.02 No Additional Capital Contributions.

(a) Except as otherwise provided in this Article V, no Member shall be required to make additional Capital Contributions to the Company without the consent of such Member or shall be permitted to make additional capital contributions to the Company without the consent of the Managing Member, which may be granted or withheld in its sole discretion.

(b) Notwithstanding anything to the contrary set forth herein, in the event that, following any cash distribution made by the Company to the Members pursuant to Section 4.01(c) of this Agreement, IPO Corp determines that it does not intend to use all the cash it receives in such distribution to pay its tax liabilities or any other liabilities and that it will contribute any such unused cash back to the Company (in each case, an “Excess Cash Contribution”), then, in order to maintain the Exchange Rate at 1.0 and in lieu of issuing additional Class A Units to IPO Corp in consideration for such Excess Cash Contribution, the Company may elect to effect a reverse unit split of the outstanding Class B Units (in each case, a “Reverse Unit Split”), such that each Member holding Class B Units before such Reverse Unit Split shall thereafter own a number of Class B Units determined by multiplying the number of Class B Units held by such Member immediately prior to the effectiveness of such Reverse Unit Split by a fraction the numerator of which shall be the Per Unit Value (as defined below) and the denominator of which shall be (x) the Per Unit Value plus (y)(A) the Excess Cash Contribution divided by (B) the aggregate number of the then issued and outstanding shares of Class A Common Stock, provided, however, that in lieu of the Reverse Unit Split, the Managing Member, in its sole discretion, may take other actions, including, without limitation, redemption, reclassifications, combinations, subdivisions and other adjustments, in each case intended to achieve the same economic result as the Reverse Unit Split (in each case, an “Alternative Adjustment”). In the event that any Reverse Unit Split or Alternative Adjustment made in accordance with this Section 5.02(b) would result in a Member being entitled to receive a fraction of a Class B Unit, then in lieu of holding such fractional Class B Unit following the effectiveness of such Reverse Unit Split or Alternative Action the Company shall pay such Member an amount in cash equal to the product of such fraction and the Per Unit Value. Each Member acknowledges and agrees that no consent or approval of any Member and no amendment to this Agreement shall be required in connection with any Excess Cash Contribution made or any Reverse Unit Split or Alternative Action effected in accordance with this Section 5.02(b), and the Managing Member shall reflect the effects of each such Excess Cash Contribution and Reverse Unit Split or Alternative Action in the books and records of the Company and shall provide written notice to each Member holding Class B Units of the amount of any such Excess Cash Contribution and the total number of Class B Units held by such Member after giving effect to any such Reverse Unit Split or Alternative Action as well as the amount of cash to be paid to such Member in lieu of such Member holding a fractional interest in a Class B Unit after giving effect to such Reverse Unit Split or Alternative Action. The Managing Member shall deliver to each Member holding Class B Units the notice contemplated by the preceding sentence and any cash payment to which such Member is entitled in accordance with the second preceding sentence not later than 15 Business Days following the effectiveness of such Excess Cash Contribution. As used herein, “Per Unit Value” means, with respect to any Reverse Unit Split or Alternative Adjustment, the product of (a) (i) if the shares of Class A Common Stock trade on NYSE or another national securities exchange, the volume weighted average price of a share of Class A Common Stock for the three Trading Days ending one day prior to the date of effectiveness of the related Excess Cash Contribution; (ii) if the shares of Class A Common Stock trade over-the-counter, the average of the closing bid or sale prices of a share of Class A Common Stock over the three Trading Days ending one day prior to the date of effectiveness of the related Excess Cash Contribution; and (iii) otherwise, the fair value of a share of Class A Common Stock as determined in good faith by the Board of Directors of IPO Corp, in each case, multiplied by (b) the Exchange Rate.

Section 5.03 Capital Accounts. A Capital Account shall be established and maintained for each Member in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv). The Capital Account of each Member shall be credited with such Member’s Capital Contributions, if any, all Profits allocated to such Member pursuant to Section 5.04 hereof and any items of income or gain which are specially allocated pursuant to Section 5.05 hereof; and shall be debited with all Losses allocated to such Member pursuant to Section 5.04 hereof, any items of loss or deduction of the Company specially allocated to such Member pursuant to Section 5.05 hereof, and all cash and the Carrying Value of any property (net of liabilities assumed by such Member and the liabilities to which such property is subject) distributed by the Company to such Member. Any references in any section of this Agreement to the Capital Account of a Member shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above. In the event of any transfer of any interest in the Company in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

Section 5.04 Allocations of Profits and Losses. Except as otherwise provided in Section 5.05 hereof or this Agreement, Profits and Losses shall be allocated among the Capital Accounts of the Members pro rata in accordance with their respective Total Percentage Interests Notwithstanding the foregoing, the Managing Member shall make such adjustments to Capital Accounts as it determines in its sole discretion to be appropriate to ensure allocations are made in accordance with a Member’s interest in the Company.

Section 5.05 Special Allocations. Notwithstanding any other provision in this Article V:

(a) Minimum Gain Chargeback. If there is a net decrease in Partner Minimum Gain or Partner Nonrecourse Debt Minimum Gain (determined in accordance with the principles of Treasury Regulations Sections 1.704-2(d) and 1.704-2(i)) during any Company taxable year, the Members shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5). The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f). This Section 5.05(a) is intended to comply with the minimum gain chargeback requirements in such Treasury Regulations Sections and shall be interpreted consistently therewith; including that no chargeback shall be required to the extent of the exceptions provided in Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4).

(b) Qualified Income Offset. If any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate the deficit balance in such Member’s Adjusted Capital Account Balance created by such adjustments, allocations or distributions as promptly as possible; provided that an allocation pursuant to this Section 5.05(b) shall be made only to the extent that a Member would have a deficit Adjusted Capital Account Balance in excess of such sum after all other allocations provided for in this Article V have been tentatively made as if this Section 5.05(b) were not in this Agreement. This Section 5.05(b) is intended to comply with the “qualified income offset” requirement of the Code and shall be interpreted consistently therewith.

(c) Gross Income Allocation. If any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Member is obligated to restore, if any, pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 5.05(c) shall be made only if and to the extent that a Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article V have been tentatively made as if Section 5.05(b) hereof and this Section 5.05(c) were not in this Agreement.

(d) Nonrecourse Deductions. Nonrecourse Deductions shall be allocated to the Members in accordance with their respective Total Percentage Interests.

(e) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated to the Member who bears the economic risk of loss with respect to the liability to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(j).

(f) Ameliorative Allocations. Any special allocations of income or gain pursuant to Section 5.05(b) or Section 5.05(c) hereof shall be taken into account in computing subsequent allocations pursuant to Section 5.04 hereof and this Section 5.05(f), so that the net amount of any items so allocated and all other items allocated to each Member shall, to the extent possible, be equal to the net amount that would have been allocated to each Member if such allocations pursuant to Section 5.05(b) or Section 5.05(c) hereof had not occurred.

Section 5.06 Tax Allocations. For income tax purposes, each item of income, gain, loss and deduction of the Company shall be allocated among the Members in the same manner as the corresponding items of Profits and Losses and specially allocated items are allocated for Capital Account purposes; provided that in the case of any asset the Carrying Value of which differs from its adjusted tax basis for U.S. federal income tax purposes, income, gain, loss and deduction with respect to such asset shall be allocated solely for income tax purposes in accordance with the principles of Sections 704(b) and (c) of the Code (in any manner determined by the Managing Member and permitted by the Code and Treasury Regulations) so as to take account of the difference between Carrying Value and adjusted basis of such asset; provided, further, that the Company shall use the traditional method (as provided in Treasury Regulations Section 1.704-3(b)) for all Section 704(c) allocations). Notwithstanding the foregoing (other than the immediately preceding proviso), the Managing Member shall make such allocations for tax purposes as it determines in its sole discretion to be appropriate to ensure allocations are made in accordance with a Member’s interest in the Company.

Section 5.07 Tax Advances. To the extent the Managing Member reasonably believes that the Company is required by law to withhold or to make tax payments on behalf of or with respect to any Member or the Company is subjected to tax itself by reason of the status of any Member (“Tax Advances”), the Managing Member may cause the Company to withhold such amounts and cause the Company to make such tax payments as so required. All Tax Advances made on behalf of a Member shall be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Member or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Member. For all purposes of this Agreement such Member shall be treated as having received the amount of the distribution that is equal to the Tax Advance. Each Member hereby agrees to indemnify and hold harmless the Company and the other Members from and against any liability (including, without limitation, any liability for taxes, penalties, additions to tax or interest other than any penalties, additions to tax or interest imposed as a result of the Company’s failure to withhold or make a tax payment on behalf of such Member which withholding or payment is required pursuant to applicable Law but only to the extent amounts sufficient to pay such taxes were not timely distributed to the Member pursuant to Section 4.01(c) hereof) with respect to income attributable to or distributions or other payments to such Member.

Section 5.08 Tax Matters.

(a) The Managing Member shall be the “tax matters partner” within the meaning of Section 6231(a)(7) of the Code (or corresponding provisions of state or local Law) and, for taxable years of the Company to which the New Partnership Audit Procedures (or corresponding provisions of state or local Law) are applicable, the “partnership representative” as defined in Section 6223 of the New Partnership Audit Procedures (or corresponding provisions of state or local Law) (collectively, the “Tax Matters Member”). The Company shall file as a partnership for federal, state and local income tax purposes, except where otherwise required by Law. All elections required or permitted to be made by the Company, and all other tax decisions and determinations relating to federal, state or local tax matters of the Company, shall be made by the Tax Matters Member, in consultation with the Company’s attorneys and/or accountants. Tax audits, controversies and litigations shall be conducted under the direction of the Tax Matters Member. The Tax Matters Member is authorized to make any election under the New Partnership Audit Procedures or otherwise take any legally permissible action so that, to the greatest extent possible, no Member shall bear liability for taxes, interest, or penalties imposed on the Company under Section 6225 of the New Partnership Audit Procedures that such Member would not have borne if the law in effect prior to the effective date of the New Partnership Audit Procedures continued to remain effective and Section 6225 were not effective. The Tax Matters Member may apportion any taxes (and related interest and penalties) imposed on the Company pursuant to the New Partnership Audit Procedures among the current and former Members and may withhold any such amounts from distributions made to any such Member. To the extent that the Company is required or elects to withhold or otherwise pays over to any taxing authority any such amounts apportioned to a Member with respect to the New Partnership Audit Procedures, the Managing Member may, in its sole discretion, treat the amount withheld as a Tax Advance or the amount paid over as an expense to be borne by the Members. If withholding from distributions is insufficient to satisfy any amounts apportioned to any current or former Member with respect to the New Partnership Audit Procedures, such Member shall indemnify and hold harmless the Managing Member, the Tax Matters Member and the Company for such amounts, which indemnity obligation shall survive the Exchange or other Transfer of Units and the termination of this Agreement.

(b) As soon as reasonably practicable after the end of each taxable year (but not later than sixty (60) days following the end of each taxable year), the Company shall send to each Member a copy of U.S. Internal Revenue Service Schedule K-1 (which Schedule K-1 shall separately state, to the extent reasonably required by any Member, any items of all items of income, gain, loss or deduction with respect to U.S. Investments and Non-U.S. Investments, in accordance with the tracking contemplated by Section 6.01(d) hereof), and any comparable statements required by applicable U.S. state or local income tax Law as a result of the Company’s activities or investments, with respect to such Fiscal Year. The Company also shall provide the Members with such other information as may be reasonably requested for purposes of allowing the Members to prepare and file their own tax returns; provided that any costs or expenses with respect to the foregoing shall be borne by the requesting Member.

Section 5.09 Other Allocation Provisions. Certain of the foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations. In addition to amendments effected in accordance with Section 11.12 or otherwise in accordance with this Agreement, Section 5.03, Section 5.04 and Section 5.05 hereof may also, so long as any such amendment does not materially change the relative economic interests of the Members, be amended at any time by the Managing Member if necessary, in the opinion of tax counsel to the Company, to comply with such regulations or any applicable Law.

ARTICLE VI

BOOKS AND RECORDS; REPORTS

Section 6.01 Books and Records.

(a) At all times during the continuance of the Company, the Managing Member shall prepare and maintain separate books of account for the Company in accordance with GAAP.

(b) Except as limited by Section 6.01(c) hereof, each Member shall have the right to receive, for a purpose reasonably related to such Member’s interest as a Member of the Company, upon reasonable written demand stating the purpose of such demand and at such Member’s own expense:

(i) a copy of the Certificate and this Agreement and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which the Certificate and this Agreement and all amendments thereto have been executed; and

(ii) promptly after their becoming available, copies of the Company’s U.S. federal income tax returns for the three most recent years.

(c) The Managing Member may keep confidential from the Members, for such period of time as the Managing Member determines in its sole discretion, (i) any information that the Managing Member reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the Managing Member believes is not in the best interests of the Company, could damage the Company or its business or that the Company is required by law or by agreement with any third party to keep confidential.

(d) The Members acknowledge and agree that the Company shall separately track the performance of the operations, assets, acquisitions and investments of the Company and its subsidiaries located in the U.S. (and any indebtedness or liabilities with respect thereto) (“U.S. Investments”) and the operations, assets, acquisitions and investments of the Company and its subsidiaries located outside of the U.S. (and any indebtedness or liabilities with respect thereto) (“Non-U.S. Investments”). For the avoidance of doubt, such separate tracking shall reflect the sources and uses of funds with respect to U.S. Investments and Non-U.S. Investments. Separate and distinct records shall be maintained with respect to U.S. Investments generally and Non-U.S. Investments generally, and the assets and liabilities associated with U.S. Investments and Non-U.S. Investments shall be held and accounted for separately. In the event of a distribution made by the Company, (A) where distributed assets are derived from income or other proceeds separately arising out of U.S. Investments, such distributed assets shall be separately accounted for from any distributions in respect of Non-U.S. Investments, and (B) where the distributed assets are derived from income or other proceeds arising out of Non-U.S. Investments, such distributed assets shall be separately accounted for from any distributions in respect of U.S. Investments.

ARTICLE VII

MEMBERSHIP INTEREST UNITS

Section 7.01 Units. (a) General. Membership interests shall be represented by Units. Initially, all Units shall be designated as either “Class A Units” or “Class B Units.”    Except as expressly provided herein, Class A Units and Class B Units shall entitle the holders thereof to identical rights under this Agreement. The Managing Member in its sole discretion may establish and issue, from time to time in accordance with such procedures as the Managing Member shall determine from time to time, additional Units, in one or more additional Classes or series of Units, or other Company securities, at such price, and with such designations, preferences and relative, participating, optional or other special rights, powers and duties (which may be senior to existing Units, Classes and series of Units or other Company securities), as shall be determined by the Managing Member without the approval of any Member or any other Person who may acquire an interest in any of the Units, including (i) the right of such Units to share in Profits and Losses or items thereof; (ii) the right of such Units to share in Company distributions; (iii) the rights of such Units upon dissolution and liquidation of the Company; (iv) whether, and the terms and conditions upon which, the Company may or shall be required to redeem such Units (including sinking fund provisions); (v) whether such Units are issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which such Units will be evidenced by certificates and assigned or transferred; (vii) the method for determining the Total Percentage Interest as to such Units; (viii) the terms and conditions of the issuance of such Units (including, without limitation, the amount and form of consideration, if any, to be received by the Company in respect thereof, the Managing Member being expressly authorized, in its sole discretion, to cause the Company to issue such Units for less than fair market value and/or as consideration in connection with any merger, acquisition or business contribution transaction to which the Company and/or a subsidiary of the Company is a party); and (ix) the right, if any, of the holder of such Units to vote on Company matters, including matters relating to the relative designations, preferences, rights, powers and duties of such Units. The Managing Member in its sole discretion, without the approval of any Member or any other Person, is authorized (i) to issue Units or other Company securities of any newly established Class or any existing Class to Members or other Persons who may acquire an interest in the Company; and (ii) to amend this Agreement to reflect the creation of any such new Class, the issuance of Units or other Company securities of such Class, and the admission of any Person as a Member which has received Units or other Company securities. Except as expressly provided in this Agreement to the contrary, any reference to “Units” shall include the Class A Units, the Class B Units and Units of any other Class or series that may be established in accordance with this Agreement. All Units of a particular Class shall have identical rights in all respects as all other Units of such Class, except in each case as otherwise specified in this Agreement. Upon the issuance of any additional Units, the Managing Member shall amend the Register and the books and records of the Company as appropriate to reflect such issuance.

(b) Issuances to IPO Corp. Class A Units shall be issued only to IPO Corp and only in connection with a substantially simultaneous issuance by IPO Corp of a like number of shares of Class A Common Stock. No additional Units shall be issued to IPO Corp unless (i) the additional Units are issued to all Members holding Class A Units or Class B Units, in proportion to their respective Percentage Interests, (ii) (A) the additional Units are (x) Class A Units issued in connection with an issuance of Class A Common Stock, or (y) Equivalent Units issued in connection with an issuance of Preferred Stock, New Securities or other interests in IPO Corp (other than Common Stock), and (B) IPO Corp contributes to the Company all of the net cash proceeds, deemed proceeds, or other consideration, if any, received in connection with the issuance of such Class A Common Stock, Preferred Stock, New Securities or other interests in IPO Corp, (iii) the additional Units are issued upon the conversion, redemption or exchange of Debt, Units or other securities issued by the Company, or (iv) the additional Units are issued pursuant to Section 7.01(d) or Section 7.05.

(c) No Preemptive Rights. Except as expressly provided in this Agreement, no Person, including, without limitation, any Member or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Units.

(d) Issuance of Securities by IPO Corp. IPO Corp shall not issue any additional shares of Class A Common Stock, Preferred Stock or New Securities unless IPO Corp contributes all of the net cash proceeds or other consideration received from the issuance of such additional Class A Common Stock, Preferred Stock or New Securities (as the case may be), and from the exercise of the rights contained in any such additional New Securities, to the Company in exchange for (x) in the case of an issuance of Class A Common Stock, a like number of Class A Units, or (y) in the case of an issuance of Preferred Stock or New Securities, a like number of Equivalent Units; provided, however, that notwithstanding the foregoing, IPO Corp may issue Class A Common Stock, Preferred Stock or New Securities (i) pursuant to Section 7.05 hereof, (ii) pursuant to a dividend or distribution (including any share split) of Class A Common Stock, Preferred Stock or New Securities to all holders of Class A Common Stock, Preferred Stock or New Securities (as the case may be), (iii) upon a conversion, redemption or exchange of Preferred Stock, (iv) upon a conversion, redemption, exchange or exercise of New Securities, or (v) in connection with an acquisition of Units or any property or other asset to be owned, directly or indirectly, by IPO Corp. In the event of any issuance of additional Class A Common Stock, Preferred Stock or New Securities by IPO Corp, and the contribution to the Company, by IPO Corp, of the net cash proceeds or other consideration received from such issuance, the Company shall pay IPO Corp’s expenses associated with such issuance, including any underwriting discounts or commissions. IPO Corp shall not issue any additional shares of Class B Common Stock except in connection with a substantially simultaneous issuance by the Company of a like number of Class B Units to the same Persons to whom such Class B Units are issued. In the event that IPO Corp issues any additional Class A Common Stock, and contributes the net cash proceeds or other consideration received from the issuance thereof to the Company, the Company is authorized to issue a number of Class A Units to IPO Corp equal to the number of Class A Common Stock so issued in accordance with this Section 7.01(d) without any further act, approval or vote of any Member or any other Persons. In the event that IPO Corp issues any Capital Stock or New Securities and contributes the net cash proceeds or other consideration received from the issuance thereof to the Company, the Company is authorized to issue to IPO Corp an equal number of Equivalent Units that correspond to the class or series of Capital Stock or New Securities so issued, in accordance with this Section 7.01(d) without any further act, approval or vote of any Member or any other Persons.

Section 7.02 Reclassification of Interests. In accordance with the IPO Reorganization Agreement, all Common Units (as defined in the Original Agreement) and profits interest units in the Company issued and outstanding immediately prior to the effectiveness of this Agreement were converted into Class B Units, and as of the effectiveness of this Agreement, each Member owns the number and class of Units set forth opposite the name of such Member in the Register.

Section 7.03 Register; Certificates; Legends. The Register shall be the definitive record of ownership of each Unit and all relevant information with respect to each Member. Unless the Managing Member in its sole discretion shall determine otherwise, Units shall be uncertificated and recorded in the books and records of the Company. Certificates, if any, representing Units that are issued to any Member shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, OR TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT DATED AS OF                , 2019, AS AMENDED FROM TIME TO TIME A COPY OF WHICH WILL BE FURNISHED BY EXETER FINANCE LLC UPON REQUEST.

Section 7.04 Registered Members. The Company shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Act or other applicable Law.

Section 7.05 Exchange of Class B Units for Class A Common Stock or Cash.

(a) Each Member shall be entitled at any time and from time to time, upon the terms and subject to the conditions hereof, to surrender Class B Units (other than Unvested Units) to the Company, in exchange (an “Exchange”) for (i) a number of shares of Class A Common Stock that is equal to the product of the number of Class B Units surrendered multiplied by the Exchange Rate; provided that any such Exchange is for a minimum of the lesser of 1,000 Class B Units or all of the Class B Units (other than Unvested Units) held by such Member; or (ii) if the independent members of the Board of Directors of IPO Corp (acting on IPO Corp’s behalf as the Managing Member) so elect, the Cash Settlement Amount. Upon an Exchange, a number of shares of Class B Common Stock then held by the exchanging Member equal to the number of Class B Units so Exchanged shall automatically be cancelled without any action on the part of any Person and shall no longer be outstanding.

(b) A Member shall exercise its right to exchange Class B Units as set forth in Section 7.05(a) hereof by delivering to the Company a written election of exchange in respect of the Class B Units to be exchanged substantially in the form of Exhibit A hereto (an “Election of Exchange”) and certificates, if any, representing Class B Units, duly executed by such holder or such holder’s duly authorized attorney, in each case delivered during normal business hours at the principal executive offices of the Company. As promptly as practicable following the delivery of such a written election of exchange, provided that the independent members of the Board of Directors of IPO Corp (acting on IPO Corp’s behalf as the Managing Member) have not elected to provide the Cash Settlement Amount, the Company shall deliver or cause to be delivered at the offices of the then-acting registrar and transfer agent of the Class A

Common Stock or, if there is no then-acting registrar and transfer agent of the Class A Common Stock, at the principal executive offices of IPO Corp, the number of shares of Class A Common Stock deliverable upon such Exchange, registered in the name of the relevant exchanging Member. To the extent the Class A Common Stock is settled through the facilities of The Depository Trust Company, and the exchanging Member is permitted to hold shares of Class A Common Stock through The Depository Trust Company, the Company will, subject to Section 7.05(c) hereof, upon the written instruction of an exchanging Member, use its reasonable best efforts to deliver or cause to be delivered the shares of Class A Common Stock deliverable to such exchanging Member, through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such exchanging Member. IPO Corp shall take such actions as may be required to ensure the performance by the Company of its obligations under Section 7.05(a) and this Section 7.05(b), including the issuance and sale of shares of Class A Common Stock to or for the account of the Company in exchange for the delivery to IPO Corp of a number of Class B Units that is equal to the number of Class B Units surrendered by an exchanging Member. Any Member that surrenders any Class B Units (other than Unvested Units) held by such Member to the Company, pursuant to this Section 7.05 shall concurrently surrender an equal number of shares of Class B Common Stock held by such Member (including any fractions thereof) to IPO Corp for cancellation in accordance with Section 7.05(a). Each Class B Unit surrendered to IPO Corp pursuant to this Section 7.05 in exchange for Class A Common Stock shall automatically be converted into Class A Units at the Exchange Rate, and each such Class B Unit so surrendered thereafter shall cease to exist.

(c) Each of the Company and the exchanging Member shall bear its own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that the Company shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Class A Common Stock are to be delivered in a name other than that of the Member that requested the Exchange, then such Member and/or the person in whose name such shares are to be delivered shall pay to the Company the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of the Company that such tax has been paid or is not payable.

(d) To the extent IPO Corp or the Company shall determine that the Units do not meet the requirements of Treasury Regulations Section 1.7704-1(h), IPO Corp or the Company may impose such restrictions on Exchange as IPO Corp or the Company may reasonably determine to be necessary or advisable so that the Company is not treated as a “publicly traded partnership” under Section 7704 of the Code; provided, that each Member shall be entitled at any time to Exchange Class B Units for Class A Common Stock if the aggregate number of Class B Units surrendered by such Member in any such Exchange is greater than 2% of the Total Percentage Interests and such Exchange otherwise constitutes part of a “block transfer” within the meaning of Treasury Regulations Section 1.7704-1(e)(2)). Notwithstanding anything to the contrary herein, no Exchange shall be permitted (and, if attempted, shall be void ab initio) if, in the good faith determination of IPO Corp or of the Company, such an Exchange would pose a material risk that the Company would be a “publicly traded partnership” under Section 7704 of the Code.

(e) For the avoidance of doubt, and notwithstanding anything to the contrary herein, a Member shall not be entitled to exchange Class B Units to the extent IPO Corp determines that such Exchange (i) would be prohibited by law or regulation (including, without limitation, the unavailability of any requisite registration statement filed under the U.S. Securities Act or any exemption from the registration requirements thereunder) or (ii) would not be permitted under any other agreements with IPO Corp or its subsidiaries to which such Member may be party (including, without limitation, this Agreement) or any written policies of IPO Corp related to unlawful or inappropriate trading applicable to its directors, officers or other personnel.

(f) IPO Corp may adopt reasonable procedures for the implementation of the exchange provisions set forth in this Section 7.05, including, without limitation, procedures for the giving of notice of an election of exchange.

Section 7.06 Adjustment. The Exchange Rate shall be adjusted accordingly if there is: (1) any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Class B Units that is not accompanied by an identical subdivision or combination of the Class A Common Stock; or (2) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class A Common Stock that is not accompanied by an identical subdivision or combination of the Class B Units; provided, however, no adjustment to the Exchange Rate will be made solely as a result of a reverse split of the Class B Units effected by the Company in accordance with Section 5.02(b) hereof. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed into another security, securities or other property, then upon any subsequent Exchange, an exchanging Member shall be entitled to receive the amount of such security, securities or other property that such exchanging Member would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. Except as may be required in the immediately preceding sentence, no adjustments in respect of distributions shall be made upon the exchange of any Class B Unit.

Section 7.07 Class A Common Stock to be Issued.

(a) IPO Corp shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, such number of shares of Class A Common Stock as shall be deliverable upon any such Exchange; provided that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of the Exchange of the Class B Units by delivery of shares of Class A Common Stock which are held in the treasury of IPO Corp or are held by the Company or any of its subsidiaries or by delivery of purchased shares of Class A Common Stock (which may or may not be held in the treasury of IPO Corp or held by any subsidiary of the Company). IPO Corp and the Company covenant that all Class A Common Stock issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable.

Section 7.08 Contractual Transfer Restrictions. Any restrictions on transfer under any agreements with the IPO Corp or any of its subsidiaries to which an exchanging Member may be party shall apply, mutatis mutandis, to any shares of Class A Common Stock.

ARTICLE VIII

VESTING; FORFEITURE OF INTERESTS; TRANSFER RESTRICTIONS

Section 8.01 Vesting of Unvested Units.

(a) Unvested Units shall become vested pursuant to the terms of an Award Agreement entered into by and between the Managing Member and the applicable Member, and shall thereafter be Vested Units for all purposes of this Agreement.

(b) The Managing Member in its sole discretion may authorize the earlier vesting of all or a portion of Unvested Units owned by any one or more Members at any time and from time to time, and in such event, such Unvested Units shall vest and thereafter be Vested Units for all purposes of this Agreement. Any such determination in the Managing Member’s discretion in respect of Unvested Units shall be final and binding. Such determinations need not be uniform and may be made selectively among Members, whether or not such Members are similarly situated, and shall not constitute the breach of any duty hereunder or otherwise existing at law, in equity or otherwise.

(c) Upon the vesting of any Unvested Units in accordance with this Section 8.01 or an Award Agreement entered into in accordance with this Agreement, the Managing Member shall modify the books and records of the Company to reflect such vesting.

Section 8.02 Forfeiture of Units.

(a) Except as otherwise provided in the applicable Award Agreement or agreed to in writing between the Managing Member and the applicable Person and reflected in the books and records of the Company, if a Person that is a Service Provider ceases to be a Service Provider for any reason, all Unvested Units held by such Person (or any Personal Planning Vehicle of such Person), and/or in which such Person (or any Personal Planning Vehicle of such Person) has an indirect interest, as set forth in the books and records of the Company, shall be immediately forfeited without any consideration, and any such Person (or any such Personal Planning Vehicle) shall cease to own or have any rights, directly or indirectly, with respect to such forfeited Unvested Units.

(b) Except as otherwise provided in the applicable Award Agreement or otherwise agreed to in writing between the Managing Member and the applicable Person and reflected in the books and records of the Company, if the Managing Member determines in good faith that Cause exists with respect to any Person that is or was at any time a Service Provider, the Units (whether or not vested) held by such Person (or any Personal Planning Vehicle of such Person), and/or in which such Person (or any Personal Planning Vehicle of such Person) has an indirect interest, as set forth in the books and records of the Company, shall be immediately forfeited without any consideration, and any such Person (or any such Personal Planning Vehicle) shall cease to own or have any rights, directly or indirectly, with respect to such forfeited Units. Such determinations need not be uniform and may be made selectively among such Persons, whether or not such Persons are similarly situated, and shall not constitute the breach by the Managing Member or any of its directors, managers, officers or members of any duty (including any fiduciary duty) hereunder or otherwise existing at law, in equity or otherwise.

(c) Upon the forfeiture of any Units in accordance with this Section 8.02, such Units shall be cancelled and the Managing Member shall modify the books and records of the Company to reflect such forfeiture and cancellation.

Section 8.03 Member Transfers.

(a) Except as otherwise agreed to in writing between the Managing Member and the applicable Member and reflected in the books and records of the Company, no Member or Assignee thereof may Transfer (other than pursuant to an Exchange) all or any portion of its Units or other interest in the Company (or beneficial interest therein) without the prior consent of the Managing Member, which consent may be given or withheld, or made subject to such conditions (including, without limitation, the receipt of such legal opinions and other documents that the Managing Member may require) as are determined by the Managing Member, in each case in the Managing Member’s sole discretion, and which consent may be in the form of a plan or program entered into or approved by the Managing Member, in its sole discretion. Any such determination in the Managing Member’s discretion in respect of Units shall be final and binding. Such determinations need not be uniform and may be made selectively among Members, whether or not such Members are similarly situated, and shall not constitute the breach of any duty hereunder or otherwise existing at law, in equity or otherwise. Any purported Transfer of Units that is not in accordance with, or subsequently violates, this Agreement shall be, to the fullest extent permitted by law, null and void.

(b) Notwithstanding anything otherwise to the contrary in this Section 8.03, each Member may Transfer Units in an Exchange pursuant to, and in accordance with, Section 7.05(a) of this Agreement; provided that such Exchange shall be effected in compliance with policies that the Managing Member may adopt or promulgate from time to time (including policies requiring the use of designated administrators or brokers) in its sole discretion. Notwithstanding Section 18-702(e) of the Act, any Class B Units acquired by the Company pursuant to an Exchange shall not be cancelled and shall be automatically converted into Class A Units to be held by the Managing Member in accordance with Section 7.05(b).

(c) Notwithstanding anything otherwise to the contrary in this Section 8.03, a Personal Planning Vehicle of a Member may Transfer Units: (i) to the donor thereof; (ii) if the Personal Planning Vehicle is a grantor retained annuity trust and the trustee(s) of such grantor retained annuity trust is obligated to make one or more distributions to the donor of the grantor retained annuity trust, the estate of the donor of the grantor retained annuity trust, the spouse of the donor of the grantor retained annuity trust or the estate of the spouse of the donor of the grantor retained annuity trust, to any such Persons; or (iii) upon the death of such Member, to the spouse of such Member or a trust for which a deduction under Section 2056 or 2056A (or any successor provisions) of the Code may be sought.

(d) Notwithstanding anything otherwise to the contrary in this Section 8.03, but subject to Section 8.06(b), Blackstone Members may Transfer all or any portion of their Units or other interest in the Company (or beneficial interest therein) without the prior consent of the Managing Member.

Section 8.04 Mandatory Exchanges. The Managing Member may in its sole discretion at any time and from time to time, without the consent of any Member or other Person, cause to be Transferred in an Exchange any and all Units, except for Units held by any Person that is a Blackstone Member or who is a Service Provider at the time in question and/or in which a Person that is a Blackstone Member or a Service Provider at the time in question has an indirect interest as set forth in the books and records of the Company. Any such determinations by the Managing Member need not be uniform and may be made selectively among Members, whether or not such Members are similarly situated. In addition, the Managing Member may, with the consent of Members whose Vested Percentage Interests exceed 66 2/3% of the Vested Percentage Interests of all Members in the aggregate, require all Members to Transfer in an Exchange all Units held by them; provided that the prior written consent of each Blackstone Member affected by any such proposed Transfer will be required.

Section 8.05 Encumbrances. Other than any Blackstone Member or Assignee thereof, no Member or Assignee may create an Encumbrance with respect to all or any portion of its Units (or any beneficial interest therein) other than Encumbrances that run in favor of the Member unless the Managing Member consents in writing thereto, which consent may be given or withheld, or made subject to such conditions as are determined by the Managing Member, in the Managing Member’s sole discretion. Consent of the Managing Member shall be withheld until the holder of the Encumbrance acknowledges the terms and conditions of this Agreement. Any purported Encumbrance that is not in accordance with this Agreement shall be, to the fullest extent permitted by law, null and void.

Section 8.06 Further Restrictions.

(a) Notwithstanding any contrary provision in this Agreement, the Managing Member may impose such vesting requirements, forfeiture provisions, Transfer restrictions, minimum retained ownership requirements or other similar provisions with respect to any Units that are outstanding as of the date of this Agreement or are created thereafter, with the written consent of the holder of such Units. Such requirements, provisions and restrictions need not be uniform and may be waived or released by the Managing Member in its sole discretion with respect to all or a portion of the Units owned by any one or more Members at any time and from time to time, and shall not constitute the breach of any duty hereunder or otherwise existing at law, in equity or otherwise.

(b) Notwithstanding any contrary provision in this Agreement, in no event may any Transfer of a Unit be made by any Member or Assignee if:

(i) such Transfer is made to any Person who lacks the legal right, power or capacity to own such Unit;

(ii) such Transfer would require the registration of such transferred Unit or of any Class of Unit pursuant to any applicable U.S. federal or state securities laws (including, without limitation, the Securities Act or the Exchange Act) or other non-U.S. securities laws (including Canadian provincial or territorial securities laws) or would constitute a non-exempt distribution pursuant to applicable provincial or state securities laws;

(iii) such Transfer would cause (i) all or any portion of the assets of the Company to (A) constitute “plan assets” (under ERISA, the Code or any applicable Similar Law) of any existing or contemplated Member, or (B) be subject to the provisions of ERISA, Section 4975 of the Code or any applicable Similar Law, or (ii) the Managing Member to become a fiduciary with respect to any existing or contemplated Member, pursuant to ERISA, any applicable Similar Law, or otherwise;

(iv) to the extent requested by the Managing Member, the Company does not receive such legal and/or tax opinions and written instruments (including, without limitation, copies of any instruments of Transfer and such Assignee’s consent to be bound by this Agreement as an Assignee) that are in a form satisfactory to the Managing Member, as determined in the Managing Member’s sole discretion; provided that no legal and/or tax opinions will be required for any Transfer of a Unit by a Blackstone Member; or

(v) the Managing Member shall determine in its sole discretion that such Transfer (other than an Exchange) would pose a material risk that the Company would be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the regulations promulgated thereunder.

(c) In addition, notwithstanding any contrary provision in this Agreement (other than Section 7.05(d)), to the extent the Managing Member shall determine that the Units do not meet the requirements of Treasury Regulations Section 1.7704-1(h), the Managing Member may impose such restrictions on the Transfer (other than an Exchange) of Units or other interests in the Company as the Managing Member may determine in its sole discretion to be necessary or advisable so that the Company is not treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the regulations promulgated thereunder.

(d) To the fullest extent permitted by law, any Transfer in violation of this Article VIII shall be deemed null and void ab initio and of no effect.

Section 8.07 Rights of Assignees. Subject to Section 8.06(b) hereof, the Transferee of any permitted Transfer pursuant to this Article VIII will be an assignee only (“Assignee”), and only will receive, to the extent transferred, the distributions and allocations of income, gain, loss, deduction, credit or similar item to which the Member which transferred its

Units would be entitled, and such Assignee will not be entitled or enabled to exercise any other rights or powers of a Member, such other rights, and all obligations relating to, or in connection with, such interest remaining with the transferring Member. The transferring Member will remain a Member even if it has transferred all of its Units to one or more Assignees until such time as the Assignee(s) is admitted to the Company as a Member pursuant to Section 8.09 hereof.

Section 8.08 Admissions, Withdrawals and Removals.

(a) No Person may be admitted to the Company as an additional Managing Member or substitute Managing Member without the prior written consent of each incumbent Managing Member, which consent may be given or withheld, or made subject to such conditions as are determined by each incumbent Managing Member, in each case in the sole discretion of each incumbent Managing Member. A Managing Member will not be entitled to Transfer all of its Units or to withdraw from being a Managing Member of the Company unless another Managing Member shall have been admitted hereunder (and not have previously been removed or withdrawn).

(b) No Member will be removed or entitled to withdraw from being a Member of the Company except in accordance with Section 8.10 hereof. Any additional Managing Member or substitute Managing Member admitted as a Managing Member of the Company pursuant to this Section 8.08 is hereby authorized to, and shall, continue the Company without dissolution.

(c) Except as otherwise provided in Article IX hereof or the Act, no admission, substitution, withdrawal or removal of a Member will cause the dissolution of the Company. To the fullest extent permitted by law, any purported admission, withdrawal or removal that is not in accordance with this Agreement shall be null and void.

Section 8.09 Admission of Assignees as Substitute Members. An Assignee will become a substitute Member only if and when each of the following conditions is satisfied:

(a) the Managing Member consents in writing to such admission, which consent may be given or withheld, or made subject to such conditions as are determined by the Managing Member, in each case in the Managing Member’s sole discretion;

(b) if required by the Managing Member, the Managing Member receives written instruments (including, without limitation, copies of any instruments of Transfer and such Assignee’s consent to be bound by this Agreement as a substitute Member) that are in a form satisfactory to the Managing Member (as determined in its sole discretion);

(c) if required by the Managing Member with respect to any Member other than a Blackstone Member, the Managing Member receives an opinion of counsel satisfactory to the Managing Member to the effect that such Transfer is in compliance with this Agreement and all applicable Law; and

(d) if required by the Managing Member, the parties to the Transfer, or any one of them, pays all of the Company’s reasonable expenses connected with such Transfer (including, but not limited to, the reasonable legal and accounting fees of the Company).

Section 8.10 Withdrawal and Removal of Members. Subject to Section 8.07 hereof, if a Member ceases to hold any Units, including as a result of a forfeiture of Units pursuant to Section 8.02 hereof, then such Member shall cease to be a Member and to have the power to exercise any rights or powers of a Member.

ARTICLE IX

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 9.01 No Dissolution. Except as required by the Act, the Company shall not be dissolved by the admission of additional Members or the withdrawal of Members in accordance with the terms of this Agreement. The Company may be dissolved, liquidated, wound up and terminated only pursuant to the provisions of this Article IX, and the Members hereby irrevocably waive any and all other rights they may have to cause a dissolution of the Company or a sale or partition of any or all of the Company assets.

Section 9.02 Events Causing Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events (each, a “Dissolution Event”):

(a) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act upon the finding by a court of competent jurisdiction that it is not reasonably practicable to carry on the business of the Company in conformity with this Agreement;

(b) any event which makes it unlawful for the business of the Company to be carried on by the Members;

(c) the written consent of all Members;

(d) at any time there are no Members, unless the Company is continued in accordance with the Act;

(e) the Incapacity, resignation or removal of the Managing Member; provided that the Company will not be dissolved or required to be wound up in connection with any of the events specified in this Section 9.02(e) if: (i) at the time of the occurrence of such event there is at least one other Managing Member of the Company who is hereby authorized to, and elects to, carry on the business of the Company; or (ii) all remaining Members consent to or ratify the continuation of the business of the Company and the appointment of another Managing Member of the Company, effective as of the event that caused the Managing Member to cease to be a Managing Member of the Company, within one hundred twenty (120) days following the occurrence of any such event, which consent shall be deemed (and if requested each Member shall provide a written consent or ratification) to have been given for all Members if the holders of more than 50% of the Vested Units then outstanding agree in writing to so continue the business of the Company; or

(f) the determination of the Managing Member in its sole discretion; provided that in the event of a dissolution pursuant to this Section 9.02(f), the relative economic rights of each Class of Units immediately prior to such dissolution shall be preserved to the greatest extent practicable with respect to distributions made to Members pursuant to Section 9.03 hereof in connection with the winding up of the Company, taking into consideration tax and other legal constraints that may adversely affect one or more parties hereto and subject to compliance with applicable laws and regulations, unless, and to the extent that, with respect to any Class of Units, holders of not less than 90% of the Units of such Class consent in writing to a treatment other than as described above.

Section 9.03 Distribution upon Dissolution. Upon dissolution, the Company shall not be terminated and shall continue until the winding up of the affairs of the Company is completed. Upon the winding up of the Company, the Managing Member, or any other Person designated by the Managing Member (the “Liquidation Agent”), shall take full account of the assets and liabilities of the Company and shall, unless the Managing Member determines otherwise, liquidate the assets of the Company as promptly as is consistent with obtaining the fair value thereof. The proceeds of any liquidation shall be applied and distributed in the following order:

(a) First, to the satisfaction of debts and liabilities of the Company (including satisfaction of all indebtedness to Members and/or their Affiliates to the extent otherwise permitted by law) including the expenses of liquidation, and including the establishment of any reserve which the Liquidation Agent shall deem reasonably necessary for any contingent, conditional or unmatured contractual liabilities or obligations of the Company (“Contingencies”). Any such reserve may be paid over by the Liquidation Agent to any attorney-at-law, or acceptable party, as escrow agent, to be held for disbursement in payment of any Contingencies and, at the expiration of such period as shall be deemed advisable by the Liquidation Agent for distribution of the balance in the manner hereinafter provided in this Section 9.03;

(b) Second, to the satisfaction of “catch-up” distributions due pursuant to Section 4.01(b), if any, to the Members holding any such Vested Units for which such distributions are due pro rata in accordance with all such Members’ respective Vested Units for which such distributions are due; and

(c) The balance, if any, to the Members, pro rata in accordance with the Members’ respective Vested Percentage Interests (taking into account any amounts previously deemed distributed pursuant to Section 5.07 and not offset against prior distributions).

Section 9.04 Time for Liquidation. A reasonable amount of time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Liquidation Agent to minimize the losses attendant upon such liquidation.

Section 9.05 Termination. The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the holders of Units in the manner provided for in this Article IX, and the Certificate shall have been cancelled in the manner required by the Act.

Section 9.06 Claims of the Members. The Members shall look solely to the Company’s assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members shall have no recourse against the Company or any other Member or any other Person. No Member with a negative balance in such Member’s Capital Account shall have any obligation to the Company or to the other Members or to any creditor or other Person to restore such negative balance during the existence of the Company, upon dissolution or termination of the Company or otherwise, except to the extent required by the Act.

Section 9.07 Survival of Certain Provisions. Notwithstanding anything to the contrary in this Agreement, the provisions of Section 5.07, Section 10.02, Section 11.09 and Section 11.10 hereof shall survive the termination of the Company.

ARTICLE X

LIABILITY AND INDEMNIFICATION

Section 10.01 Liability of Members.

(a) No Member and no Affiliate, manager, member, employee or agent of a Member shall be liable for any debt, obligation or liability of the Company or of any other Member or have any obligation to restore any deficit balance in its Capital Account solely by reason of being a Member of the Company, except to the extent required by the Act.

(b) This Agreement is not intended to, and does not, create or impose any duty (including any fiduciary duty) other than express contractual duties set forth herein on any of the Members (including without limitation, the Managing Member) hereto or on their respective Affiliates. Further, notwithstanding any other provision of this Agreement or any duty otherwise existing at law or in equity, the parties hereto agree that no Member or Managing Member shall, to the fullest extent permitted by law, have duties (including fiduciary duties) other than express contractual duties set forth herein to any other Member or to the Company, and in doing so, recognize, acknowledge and agree that their duties and obligations to one another and to the Company are only as expressly set forth in this Agreement; provided, however, that each Member shall have the duty to act in accordance with the implied contractual covenant of good faith and fair dealing.

(c) To the extent that, at law or in equity, any Member (including without limitation, the Managing Member) has duties (including fiduciary duties) and liabilities relating thereto to the Company, to another Member or to another Person who is a party to or is otherwise bound by this Agreement, the Members (including without limitation, the Managing Member) acting under this Agreement will not be liable to the Company, to any such other

Member or to any such other Person who is a party to or is otherwise bound by this Agreement, for their good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities relating thereto of any Member (including without limitation, the Managing Member) otherwise existing at law or in equity, are agreed by the Members to replace to that extent such other duties and liabilities of the Members relating thereto (including without limitation, the Managing Member).

(d) The Managing Member may consult with legal counsel, accountants and financial or other advisors selected by it, and any act or omission taken by the Managing Member on behalf of the Company or in furtherance of the interests of the Company in good faith in reliance upon and in accordance with the advice of such Person as to matters the Managing Member reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion or advice, and the Managing Member will be fully protected in so acting or omitting to act so long as such counsel or accountants or financial or other advisors were selected with reasonable care.

(e) Notwithstanding any other provision of this Agreement or otherwise applicable provision of law or equity, whenever in this Agreement the Managing Member is permitted or required to make a decision (i) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, the Managing Member shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall, to the fullest extent permitted by applicable Law, have no duty or obligation to give any consideration to any interest of or factors affecting the Company or the Members, or (ii) in its “good faith” or under another expressed standard, the Managing Member shall act under such express standard and shall not be subject to any other or different standards.

Section 10.02 Indemnification.

(a) Exculpation and Indemnification. Notwithstanding any other provision of this Agreement, whether express or implied, to the fullest extent permitted by law, no Indemnitee shall be liable to the Company or any Member for any act or omission in relation to the Company or this Agreement or any transaction contemplated hereby taken or omitted by an Indemnitee unless such Indemnitee’s conduct constituted fraud, bad faith or willful misconduct. To the fullest extent permitted by law, as the same exists or hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), the Company shall indemnify any Indemnitee who was or is made or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding (brought in the right of the Company or otherwise), whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal, including appeals, by reason of his or her or its status as an Indemnitee or by reason of any action alleged to have been taken or omitted to be taken by Indemnitee in such capacity, for and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by such Indemnitee in connection with such action, suit or proceeding, including appeals; provided that such Indemnitee shall not be entitled to indemnification hereunder if, but only to the extent that, such Indemnitee’s conduct constituted fraud, bad faith or willful misconduct. Notwithstanding the preceding sentence, except as otherwise provided in Section 10.02(c) hereof, the Company shall be required to indemnify an Indemnitee in connection with any action, suit or proceeding (or part thereof) (i) commenced by such Indemnitee only if the commencement of such action, suit or proceeding (or part thereof) by such Indemnitee was authorized by the Managing Member and (ii) by or in the right of the Company only if the Managing Member has provided its prior written consent. The indemnification of an Indemnitee of the type identified in clause (d) of the definition of Indemnitee shall be secondary to any and all indemnification to which such Indemnitee is entitled from the relevant other Person (including any payment made to such Indemnitee under any insurance policy issued to or for the benefit of such Person or Indemnitee) (the “Primary Indemnification”), and will only be paid to the extent the Primary Indemnification is not paid and/or does not provide coverage (e.g., a self-insured retention amount under an insurance policy). No such Person shall be entitled to contribution or indemnification from or subrogation against the Company. The indemnification of any other Indemnitee shall, to the extent not in conflict with such policy, be secondary to any and all payment to which such Indemnitee is entitled from any relevant insurance policy issued to or for the benefit of the Company or any Indemnitee. For the avoidance of doubt, this Agreement shall not affect the indemnification and advancement rights provided pursuant to the Original Agreement in favor of any Person relating to proceedings arising out of actions or omissions occurring in whole or in part prior to the effectiveness of this Agreement.

(b) Advancement of Expenses. To the fullest extent permitted by law, the Company shall promptly pay expenses (including attorneys’ fees) incurred by any Indemnitee in appearing at, participating in or defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, including appeals, upon presentation of an undertaking on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Section 10.02 or otherwise. Notwithstanding the preceding sentence, except as otherwise provided in Section 10.02(c) hereof, the Company shall be required to pay expenses of an Indemnitee in connection with any action, suit or proceeding (or part thereof) (i) commenced by such Indemnitee only if the commencement of such action, suit or proceeding (or part thereof) by such Indemnitee was authorized by the Managing Member and (ii) by or in the right of the Company only if the Managing Member has provided its prior written consent.

(c) Unpaid Claims. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Section 10.02 is not paid in full within thirty (30) days after a written claim therefor by any Indemnitee has been received by the Company, such Indemnitee may file proceedings to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Company shall have the burden of proving that such Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable Law.

(d) Insurance. (i) To the fullest extent permitted by law, the Company may purchase and maintain insurance on behalf of any person described in Section 10.02(a) hereof against any liability asserted against such person, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Section 10.02 or otherwise.

(ii) In the event of any payment by the Company under this Section 10.02, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee from any relevant other Person or under any insurance policy issued to or for the benefit of the Company, such relevant other Person, or any Indemnitee. Each Indemnitee agrees to execute all papers required and take all action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce any such rights in accordance with the terms of such insurance policy or other relevant document. The Company shall pay or reimburse all expenses actually and reasonably incurred by the Indemnitee in connection with such subrogation.

(iii) The Company shall not be liable under this Section 10.02 to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, judgments, fines and amounts paid in settlement, and excise taxes with respect to an employee benefit plan or penalties) if and to the extent that the applicable Indemnitee has otherwise actually received such payment under this Section 10.02 or any insurance policy, contract, agreement or otherwise.

(e) Non-Exclusivity of Rights. The provisions of this Section 10.02 shall be applicable to all actions, claims, suits or proceedings made or commenced after the date of this Agreement, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Section 10.02 shall be deemed to be a contract between the Company and each person entitled to indemnification under this Section 10.02 (or legal representative thereof) who serves in such capacity at any time while this Section 10.02 and the relevant provisions of applicable Law, if any, are in effect, and any amendment, modification or repeal hereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this Section 10.02 shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Section 10.02 shall neither be exclusive of, nor be deemed in limitation of, any rights to which any person may otherwise be or become entitled or permitted by contract, this Agreement or as a matter of law, both as to actions in such person’s official capacity and actions in any other capacity, it being the policy of the Company that indemnification of any person whom the Company is obligated to indemnify pursuant to Section 10.02(a) hereof shall be made to the fullest extent permitted by law.

For purposes of this Section 10.02, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

This Section 10.02 shall not limit the right of the Company, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of, persons other than persons described in Section 10.02(a) hereof.

ARTICLE XI

MISCELLANEOUS

Section 11.01 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 11.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service (delivery receipt requested), by fax, by electronic mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.02):

(a) If to the Company, to:

Exeter Finance LLC

222 W. Las Colinas Blvd., Suite 1800

Irving, Texas 75039

Attention: Executive Vice President, General Counsel & Secretary

Email: Walter.Evans@exeterfinance.com

Fax:

with a copy (not constituting notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attention: Laura Kaufmann Belkhayat

Email: Laura.Kaufmann@skadden.com

Fax: (917) 777-2439

(b) If to any Member, to the address or electronic mail address of such Member as the Member may designate from time to time by notice in writing to the Company.

(c) If to the Managing Member, to:

Exeter Finance LLC

222 W. Las Colinas Blvd., Suite 1800

Irving, Texas 75039

Attention: Executive Vice President, General Counsel & Secretary

Email: Walter.Evans@exeterfinance.com

Fax:

with a copy (not constituting notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attention: Laura Kaufmann Belkhayat

Email: Laura.Kaufmann@skadden.com

Fax: (917) 777-2439

Section 11.03 Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by Law.

Section 11.04 Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns.

Section 11.05 Interpretation. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. Unless otherwise specified, all references herein to “Articles,” “Sections” and paragraphs shall refer to corresponding provisions of this Agreement.

Each party hereto acknowledges and agrees that the parties hereto have participated collectively in the negotiation and drafting of this Agreement and that he or she or it has had the opportunity to draft, review and edit the language of this Agreement; accordingly, it is the intention of the parties that no presumption for or against any party arising out of drafting all or any part of this Agreement will be applied in any dispute relating to, in connection with or involving this Agreement. Accordingly, the parties hereby waive to the fullest extent permitted by law the benefit of any rule of law or any legal decision that would require that in cases of uncertainty, the language of a contract should be interpreted most strongly against the party who drafted such language.

Section 11.06 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 11.06.

Section 11.07 Further Assurances. Each Member shall perform all other acts and execute and deliver all other documents as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

Section 11.08 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 11.09 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware.

Section 11.10 Submission to Jurisdiction; Waiver of Jury Trial.

(a) Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

(b) Notwithstanding the provisions of Section 11.10(a) hereof, the parties hereto may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this Section 11.10(b), each party hereto (i) expressly consents to the application of Section 11.10(c) hereof to any such action or proceeding and (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate.

(c) (i) EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, NEW YORK FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 11.10, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the fora designated by this Section 11.10(c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another.

(ii) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in the preceding paragraph of this Section 11.10 and such parties agree not to plead or claim the same.

Section 11.11 Expenses. Except as otherwise specified in this Agreement, the Company shall be responsible for all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with its operation.

Section 11.12 Amendments and Waivers.

(a) This Agreement (including the Annexes hereto) may be amended, supplemented, waived or modified by the Managing Member in its sole discretion without the approval of any Member or other Person; provided that for so long as Blackstone Members collectively own, in the aggregate, at least 5% of the outstanding Common Units, the prior written consent of each Blackstone Member will be required for any amendment, supplement, waiver or modification of this Agreement, including any amendment, supplement, waiver or modification that may occur as a result of merger, consolidation, combination or conversion of the Company; provided further that no amendment may materially and adversely affect the rights of a holder of Units, as such, other than on a pro rata basis with other holders of Units of the same Class without the consent of such holder (or, if there is more than one such holder that is so affected, without the consent of a majority in interest of such affected holders in accordance with their holdings of such Class of Units); provided, however, that notwithstanding the foregoing, the Managing Member may, without the written consent of any Member or any other Person, amend, supplement, waive or modify any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect: (1) any amendment, supplement, waiver or modification that the Managing Member determines in its sole discretion to be necessary or appropriate in connection with the creation, authorization or issuance of Units or any Class or series of equity interest in the Company pursuant to Section 7.01 hereof; (2) the admission, substitution, withdrawal or removal of Members in accordance with this Agreement, including pursuant to Section 7.01 hereof; (3) a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company; (4) any amendment, supplement, waiver or modification that the Managing Member determines in its sole discretion to be necessary or appropriate to address changes in U.S. federal income tax regulations, legislation or interpretation; and/or (5) a change in the Fiscal Year or taxable year of the Company and any other changes that the Managing Member determines to be necessary or appropriate as a result of a change in the Fiscal Year or taxable year of the Company including a change in the dates on which distributions are to be made by the Company. If an amendment has been approved in accordance with this agreement, such amendment shall be adopted and effective with respect to all Members. Upon obtaining such approvals as may be required by this Agreement, and without further action or execution on the part of any other Member or other Person, any amendment to this Agreement may be implemented and reflected in a writing executed solely by the Managing Member and the Members shall be deemed a party to and bound by such amendment.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

(c) The Managing Member may, in its sole discretion, unilaterally amend this Agreement on or before the effective date of the final regulations to provide for (i) the election of a safe harbor under Proposed Treasury Regulations Section 1.83-3(l) (or any similar provision) under which the fair market value of a membership interest (or interest in an entity treated as a partnership for U.S. federal income tax purposes) that is transferred is treated as being equal to the liquidation value of that interest; (ii) an agreement by the Company and each of its Members to comply with all of the requirements set forth in such regulations and Notice 2005-43 (and any other guidance provided by the Internal Revenue Service with respect to such election) with respect to all membership interests (or interest in an entity treated as a partnership for U.S. federal income tax purposes) transferred in connection with the performance of services while the election remains effective; (iii) the allocation of items of income, gains, deductions and losses required by the final regulations similar to Proposed Treasury Regulations Sections 1.704-1(b)(4)(xii)(b) and (c), 1.704-1(b)(2)(iv)(b)(1); and (iv) any other related amendments.

(d) Except as may be otherwise required by law in connection with the winding-up, liquidation, or dissolution of the Company, each Member hereby irrevocably waives any and all rights that it may have to maintain an action for judicial accounting or for partition of any of the Company’s property.

Section 11.13 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement (other than pursuant to Section 10.02 hereof); provided, however, that each employee, officer, director, agent or indemnitee of any Person who is bound by this Agreement or its Affiliates is an intended third party beneficiary of Section 11.10 hereof and shall be entitled to enforce its rights thereunder.

Section 11.14 Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

Section 11.15 Power of Attorney. Each Member hereby irrevocably makes, constitutes and appoints the Managing Member as its true and lawful agent and attorney in fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file (a) this Agreement and any amendment to this Agreement that has been adopted as herein provided; (b) all amendments to the Certificate required or permitted by law or the provisions of this Agreement; (c) all certificates and other instruments (including consents and ratifications which the Members have agreed to provide upon a matter receiving the agreed support of Members) deemed advisable by the Managing Member to carry out the provisions of this Agreement (including the provisions of Section 8.04 hereof) and Law or to permit the Company to become or to continue as a limited liability company or entity wherein the Members have limited liability in each jurisdiction where the Company may be doing business; (d) all instruments that the Managing Member deems appropriate to reflect a change or modification of this Agreement or the Company in accordance with this Agreement, including, without limitation, the admission of additional Members or substituted Members pursuant to the provisions of this Agreement; (e) all conveyances and other instruments or papers deemed advisable by the Managing Member to effect the liquidation and termination of the Company; and (f) all fictitious or assumed name certificates required or permitted (in light of the Company’s activities) to be filed on behalf of the Company.

Section 11.16 Separate Agreements; Schedules. Notwithstanding any other provision of this Agreement, including Section 11.12 hereof, the Managing Member in its sole discretion may, or may cause the Company to, without the approval of any Member or other Person, enter into separate subscription, letter or other agreements with individual Members with respect to any matter, which have the effect of establishing rights under, or altering, supplementing or amending the terms of, this Agreement. The parties hereto agree that any terms contained in any such separate agreement shall govern with respect to such Member(s) party thereto notwithstanding the provisions of this Agreement. The Managing Member in its sole discretion may from time to time execute and deliver to the Members schedules which set forth information contained in the books and records of the Company and any other matters deemed appropriate by the Managing Member. Such schedules shall be for information purposes only and shall not be deemed to be part of this Agreement for any purpose whatsoever. Notwithstanding anything to the contrary, solely for U.S. federal income tax purposes, this Agreement, and any other separate agreement described in this Section 11.16 shall together constitute a “partnership agreement” within the meaning of Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations.

Section 11.17 Partnership Status. The Members intend for the Company to be treated as a partnership for U.S. federal income tax purposes and notwithstanding anything to the contrary herein, no election to the contrary shall be made.

Section 11.18 Delivery by Facsimile or Email. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or email with scan or facsimile attachment, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement or have caused this Agreement to be duly executed by their respective authorized officers, in each case as of the date first above stated.

Managing Member:

EXETER FINANCE CORPORATION

By:
Name:
Title:

Blackstone Member(s):

By:
Name:
Title:

Other Members:

By:
Name:
Title:

[Signature Page to Amended and Restated Limited Liability Company Agreement of Exeter Finance LLC]

EXHIBIT A

FORM OF

ELECTION OF EXCHANGE

Exeter Finance Corporation

Exeter Finance LLC

222 W. Las Colinas Blvd., Suite 1800

Irving, Texas 75039

Attention: Chief Legal Officer

Reference is hereby made to the Amended and Restated Limited Liability Company Agreement, dated as of                , 2019 (the “LLC Agreement”), by and between Exeter Finance Corporation, a Delaware company (“IPO Corp”), and the other Members whose names are set forth in the books and records of the Company. Capitalized terms used but not defined herein shall have the meanings given to them in the LLC Agreement.

The undersigned Member hereby transfers to IPO Corp, for the account of the Company, the number of Class B Units, and surrenders for cancellation the number of shares of Class B Common Stock, set forth below in exchange for shares of Class A Common Stock to be issued in its name as set forth below, or cash, to the extent this Election of Exchange is being delivered pursuant to Section 7.05(c) of the LLC Agreement.

Legal Name of Member:

Address:

Number of Class B Units to be exchanged:

The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Election of Exchange and to perform the undersigned’s obligations hereunder; (ii) this Election of Exchange has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) the Class B Units subject to this Election of Exchange are being transferred to the Company free and clear of any pledge, lien, security interest, encumbrance, equities or claim; and (iv) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Class B Units subject to this Election of Exchange is required to be obtained by the undersigned for the transfer of such Class B Units to the Company.

The undersigned hereby irrevocably constitutes and appoints any officer of the Company or of IPO Corp as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to transfer to the Company, for the account of the Company, the Class B Units subject to this Election of Exchange and to deliver to the undersigned the shares of Class A Common Stock to be delivered in exchange therefor.

Exhibit A - 1

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Election of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

Name:
Dated:

Exhibit A - 2

EXHIBIT B

[FORM OF]

CASH ELECTION NOTICE

[Exchanging Member]

[Address]

Reference is hereby made to the Amended and Restated Limited Liability Company Agreement, dated as of                , 2019 (the “LLC Agreement”), by and between Exeter Finance Corporation, a Delaware corporation (“IPO Corp”), and the other Members whose names are set forth in [the books and records of the Company]. Capitalized terms used but not defined herein shall have the meanings given to them in the LLC Agreement.

Pursuant to Section 7.05(a) of the LLC Agreement, the Company hereby notifies you of its election to satisfy Exchanges of Class B Units, not to exceed                Class B Units, pursuant to any Election of Exchange delivered by you to IPO Corp and the Company commencing on the date hereof and continuing for the period specified in Section 7.05(a) of the Agreement through the delivery of the Cash Amount in lieu of shares of Class A Common Stock.

EXETER FINANCE LLC

By:
Name:
Title: